SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                           TOMMY HILFIGER CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

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              (2) Aggregate number of securities to which transaction
                  applies:

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              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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              (4) Proposed maximum aggregate value of transaction:

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              (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid:

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              (2) Form, Schedule or Registration Statement No.:

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              (3) Filing Party:

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              (4) Date Filed:

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Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. Tommy Hilfiger Corporation's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, Tommy Hilfiger Corporation also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. Tommy Hilfiger Corporation's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as Tommy Hilfiger Corporation's own network of outlet and specialty stores in the United States, Canada and Europe.


SAFE HARBOR STATEMENT

Statements made by Tommy Hilfiger Corporation that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and Tommy Hilfiger Corporation's customers, distributors, and licensees in particular; changes in trends in the market segments and geographic areas in which Tommy Hilfiger Corporation competes; the level of demand for Tommy Hilfiger Corporation products; actions by our major customers or existing or new competitors; the effect of Tommy Hilfiger Corporation's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where Tommy Hilfiger Corporation sells or sources its products; the effects of any consolidation of Tommy Hilfiger Corporation's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with Tommy Hilfiger Corporation's merger agreement; the outcome of the class action lawsuits against Tommy Hilfiger Corporation and Tommy Hilfiger Corporation's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in Tommy Hilfiger Corporation's publicly-filed documents and Tommy Hilfiger Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Tommy Hilfiger Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed transaction with funds advised by Apax Partners, Tommy Hilfiger Corporation has filed a definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement and other relevant documents carefully, because they contain important information. Tommy Hilfiger Corporation's shareholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Tommy Hilfiger Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Tommy Hilfiger Corporation are available free of charge from Tommy Hilfiger Corporation.

Tommy Hilfiger Corporation and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of Tommy Hilfiger Corporation in favor of the proposed transaction. Information concerning the participants in the proxy solicitation is included in the definitive proxy statement filed by Tommy Hilfiger Corporation with the Securities and Exchange Commission.




Dear Employees,

By now you should have received a proxy statement and proxy card concerning the upcoming annual meeting of shareholders, with respect to the proposed merger transaction with funds affiliated with Apax Partners (the "Transaction"). Please note that as a holder of restricted shares of Tommy Hilfiger Corporation, you are eligible to vote on the Transaction. As you know, the board of directors of Tommy Hilfiger Corporation has approved this Transaction and recommends that you vote For the Transaction. Your vote is very important. Please follow the instructions on your proxy card which enables you to conveniently vote by phone or internet.

Sincerely,

David Dyer